UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CYMER, INC.

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 17, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cymer, Inc., a Nevada corporation.  The meeting will be held on Thursday, May 17, 2007 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

1.     To elect eight directors to serve until the 2008 Annual Meeting of Stockholders.

2.     To approve the amendment and restatement of our 2005 Equity Incentive Plan.

3.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.     To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 30, 2007.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Nancy J. Baker

Secretary

San Diego, California

April 12, 2007

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMER, INC.

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of Cymer, Inc. is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on May 17, 2007. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the annual meeting, but you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 12, 2007.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 30, 2007, the record date, will be entitled to vote at the annual meeting. On the record date, there were 37,349,393 shares of our common stock outstanding.

Am I a stockholder of record?

If, on March 30, 2007, your Cymer shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

What if my Cymer shares are not registered directly in my name but are held in street name?

If, on March 30, 2007, your Cymer shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account. You are also invited to attend the annual meeting. If you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record.

If I am a stockholder of record of Cymer shares, how do I cast my votes?

If you are the stockholder of record, you may vote in person at the annual meeting or by proxy using the enclosed proxy card.

•      To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

•      To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting, revoke your proxy and vote in person even if you have already returned your signed proxy.

If I am a beneficial owner of Cymer shares, how do I vote?

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker or other organization. Follow the instructions from your broker or other organization included with these proxy materials, or contact your broker or other organization to request a proxy form.

What am I voting on?

There are three matters scheduled for a vote:

•      Election of eight directors;

•      Approval of the amendment and restatement of our 2005 Equity Incentive Plan as described in this proxy statement; and

•      Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on March 30, 2007. In the election of directors, you have one vote for each Cymer share, and you may cast that vote “FOR” up to a maximum of eight nominees; you may withhold your vote from any nominee or all of the nominees.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your Cymer shares will be voted “FOR” the election of all eight nominees for director, “FOR” the amendment and restatement of our 2005 Equity Incentive Plan, and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have retained the services of Morrow & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners.  We have agreed to pay Morrow & Co. $7,500 plus reasonable out of pocket expenses for their proxy solicitation services.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•      You may send a written notice that you are revoking your proxy to us at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, Attention: Nancy J. Baker.

•      You may send a duly executed proxy bearing a later date in accordance with the instructions in this proxy statement or provided by your broker or similar organization.

•      You may attend the annual meeting, revoke the proxy in writing and vote in person. Either attending the meeting or voting in person at the meeting will not by itself revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for the annual meeting of stockholders in 2008, your proposal must be received in writing by the Corporate Secretary at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, no later than December 14, 2007. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 26, 2008. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and (with respect to proposals other than the election of directors) “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal; and, for Proposals 2 and 3 will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•      For the election of directors you may vote “FOR” all nominees or you may withhold your vote from any nominee that you specify. The eight nominees receiving the most “FOR” votes among votes properly cast will be elected.

•      You may vote “FOR” or “AGAINST” Proposal 2, to approve the amendment and restatement of our 2005 Equity Incentive Plan, or you may “ABSTAIN” from voting on this proposal. To be approved, the proposal must receive a “FOR” vote from a majority of the Cymer shares represented at the meeting.

•      You may vote “FOR” or “AGAINST” Proposal 3, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, or you may “ABSTAIN” from voting on this proposal. To be approved, the proposal must receive a “FOR” vote from a majority of the Cymer shares represented at the meeting.

If you “ABSTAIN” from voting on either Proposal 2 or 3, it will have the same effect as an “AGAINST” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 18,674,697 shares, a majority of the shares outstanding on March 30, 2007, are represented at the meeting in person or by proxy. On March 30, 2007, there were 37,349,393 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors consists of eight directors.  There are eight nominees for election as director this year.  The eight nominees are identified in the table below.  Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until his death, resignation or removal.  Each of the nominees listed below is currently one of our directors who was previously elected by the stockholders.  All of the nominees for election as a director at the 2006 Annual Meeting of Stockholders attended the 2006 Annual Meeting of Stockholders.

NOMINEES

NAME	AGE	POSITION HELD WITH THE COMPANY	DIRECTOR SINCE

Charles J. Abbe	65	Director	2003
Robert P. Akins	55	Chairman of the Board of Directors and Chief Executive Officer	1986
Edward H. Braun	67	Director	2003
Michael R. Gaulke	61	Director	2000
William G. Oldham	68	Director	2001
Peter J. Simone	59	Director	1993
Young K. Sohn	51	Director	2003
Jon D. Tompkins	66	Director	1999

Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our board of directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

A brief biography of each nominee follows:

Charles J. Abbe has served as a director of Cymer since January 2003. Mr. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president, chief executive officer and director at Optical Coating Laboratory, Inc. from 1996 until the company merged with JDS Uniphase in February 2000. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation in Menlo Park, California. Mr. Abbe practiced business consulting with McKinsey & Company in San Francisco, California from 1971 to 1989. Mr. Abbe also currently serves as director of CoSine Communications, Inc., a publicly held company, and as director of several privately financed technology companies. Mr. Abbe received a B.S. and M.S. in chemical engineering from Cornell University and a M.B.A. from Stanford University.

Robert P. Akins, one of Cymer’s co-founders, has served as its chairman and chief executive officer since Cymer’s inception in 1986, and served as president of Cymer as well from its inception until May 2000. Mr. Akins currently serves on the boards of directors of Semiconductor Equipment and Materials International (“SEMI”), and SEMI North America.  He is also a member of the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego (“UCSD”), and serves on the board of the UC San Diego Foundation.  Mr. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997, and with fellow Cymer co-founder Rick Sandstrom, received the outstanding alumnus award from UCSD, and the prestigious SEMI Award for North America, the highest honor conferred by SEMI, in 1996 for contributions to the field of deep ultraviolet (“DUV”) lithography. Mr. Akins received a B.S. in physics, a B.A. in literature, and a Ph.D. in applied physics from UCSD.

Edward H. Braun has served as a director of Cymer since March 2003. Mr. Braun has been a director and chairman, and chief executive officer of Veeco Instruments, Inc. since January 1990, and was its president from January 1990 to May 2000 and from October 2000 to March 2003. Prior to 1990, Mr. Braun was employed as the executive vice president and chief operating officer of Veeco’s predecessor company (now Lambda Electronics, Inc.). Mr. Braun joined Veeco’s predecessor company in 1966 where he held numerous positions, including director of marketing, director of operations, and chief operating officer. Mr. Braun is a director emeritus of the board of directors of SEMI, of which he was chairman of the board in 1993, and also serves on the Executive Advisory Council of the International Disk Drive Equipment and Materials Association (IDEMA), the data storage trade association. Mr. Braun received a BSME from Clarkson College of Technology and completed Stanford University’s Executive Program for Management of High Technology Companies.

Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1996, Mr. Gaulke has served as president and chief executive officer and a director of Exponent, Inc., a nationally recognized engineering and scientific consulting firm that performs in-depth investigations in more than 90 technical disciplines to analyze failures and accidents to determine their causes. He first joined Exponent, Inc. in September 1992 as executive vice president and chief financial officer. In March 1993 he was named president and was appointed as a member of the board of directors in January 1994. Prior to 1992, Mr. Gaulke served as executive vice president and chief financial officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications. Before that, he served as executive vice president and chief financial officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. He also serves as a director of LECG Inc. and as a member of the Board of Trustees of the Palo Alto Medical Foundation.  Mr. Gaulke received a B.S. in electrical engineering from Oregon State University and a M.B.A. from Stanford University Graduate School of Business.

William G. Oldham, Ph.D., has served as a director of Cymer since January 2001. He is the Robert S. Pepper Professor of Electrical Engineering and Computer Science, emeritus, at the University of California, Berkeley, where he has been on the faculty since 1964. Dr. Oldham is presently involved in researching optical and extreme ultraviolet (“EUV”) lithography and maskless lithography for applications at feature sizes smaller than 100nm, and was previously involved in research in semiconductor materials and process technology. He also served as an outside consultant on our scientific advisory board from its inception in 1999 until August 2002. Dr. Oldham’s university activities have included serving as director of the California SEMATECH Center of Excellence from 1988 to 1996, and as director of the DARPA/SRC Research Network from 1996 to 2005. He served as program manager for dynamic RAMS technology development and circuit design at Intel Corporation from 1974 to 1976, and worked at Siemens Research Laboratory in Erlangen, Germany from 1963 to 1964. Dr. Oldham frequently consults with various electronics and automotive manufacturers and with law firms on intellectual property matters. In March 2003, he was awarded the prestigious Semiconductor Industry Association’s University Research Award for his career contributions to the semiconductor industry. He also serves on the board of directors of Nanometrics Incorporated. Dr. Oldham has published more than 200 articles and holds 12 patents in semiconductor electronics. He received B.S., M.S. and Ph.D. degrees from the Carnegie Institute of Technology.

Peter J. Simone has served as a director of Cymer since July 1993. Mr. Simone is an independent consultant to the investment community and serves on the boards of directors of Newport Corporation, Sanmina-SCI Corporation and Veeco Instruments, Inc., as well as several private companies. Mr. Simone was executive chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He was a director of Active Control eXperts, Inc. (“ACX”), a leading supplier of precision motion control and smart structures technology, while also serving as a consultant, then President from January 2000 to February 2001 when it was acquired by Cymer. He served as president, chief executive officer and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier OEMs, from April 1997 until Xionics’ merger with Oak Technology, Inc. in January 2000. Mr. Simone’s previous experience includes 17 years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions, including President and director. Mr. Simone received a B.S. in accounting from Bentley College and a M.B.A. from Babson College.

Young K. Sohn has served as a director of Cymer since March 2003. Mr. Sohn currently serves as an independent consultant to the high technology industry.  Mr. Sohn also currently serves as an advisor to Panorama Capital, a Silicon Valley based venture capital firm. Mr. Sohn was president of the Semiconductor Products Group (SPG) at Agilent Technologies Inc. from October 2003 through April 2005. Prior to joining Agilent, he served as president and chief executive officer and chairman of the board of directors of Oak Technology, Inc. which was acquired by Zoran Corporation in August 2003. Prior to joining Oak Technology, Inc. in 1999, Mr. Sohn was employed by Quantum Corporation for six years, serving as president of its hard drive business. From August 1983 to January 1993, he was director of marketing at Intel Corporation. Mr. Sohn also serves on the board of several privately held companies. He received a B.S. in electrical engineering from the University of Pennsylvania and a M.S. (M.B.A.) from the Massachusetts Institute of Technology’s Sloan School of Management.

Jon D. Tompkins has served as a director of Cymer since May 1999. Mr. Tompkins served as chief executive officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as chairman of the board of KLA-Tencor from July 1998 until his retirement in 1999. He served as president and chief executive officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and chairman of the board from November 1993 until the merger. He has also previously served as president and chief executive officer of Spectra-Physics. Since April 2003, Mr. Tompkins has served as chairman of the board of Electro Scientific Industries, and currently serves on the board of directors for Credence Systems.  Mr. Tompkins received a B.S. in electrical engineering from the University of Washington and a M.B.A. from Stanford University with an emphasis in finance and accounting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  The board consults with our legal counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cymer, our senior management and our independent registered public accounting firm, our board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Akins, our Chief Executive Officer.  As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2006, our board of directors held five meetings.  The board has the following committees:  an audit committee, a compensation committee, a nominating and corporate governance committee and a scientific advisory committee. Each director attended 75% or more of the aggregate number of the meetings of the board and the committees on which he served, held during the period for which he was a director or committee member, respectively.   The following table provides membership and meeting information for fiscal 2006 for each of the board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Scientific Advisory

Charles J. Abbe	X
Robert P. Akins
Edward H. Braun			X
Michael R. Gaulke	X	*			X
William G. Oldham							X
Peter J. Simone	X				X	*
Young K. Sohn			X	*
Jon D. Tompkins			X		X
Total meetings in fiscal year 2006	16		8		4		3

* Committee Chairman

Below is a description of each committee of the board of directors.  The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us.

AUDIT COMMITTEE

The audit committee of the board of directors oversees our corporate accounting and financial reporting process.  For this purpose, the audit committee performs the following functions, among other things:

•      appoints our independent registered public accounting firm and determines the funding for audit and review by them of our consolidated financial statements;

•      evaluates and oversees our independent registered public accounting firm’s independence and performance;

•      determines in advance whether to engage our independent registered public accounting firm to provide any non-audit services and pre-approves these engagements;

•      oversees and monitors our management and independent registered public accounting firm and their activities with respect to our financial reporting and compliance with our disclosure policies;

•      discusses and reviews our financial statements, our periodic reports filed with the Securities and Exchange Commission (“SEC”), the results of our annual integrated audit and all press releases containing financial information with management and our independent registered public accounting firm;

•      establishes procedures to receive and address complaints regarding accounting and auditing matters;

•      reviews and approves the internal audit function;

•      considers periodically whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•      reviews with our management and independent registered public accounting firm the effectiveness of internal controls over financial reporting; and

•      performs such other duties of an audit committee specified in the Sarbanes-Oxley Act of 2002 and rules and regulations implemented by the SEC and Nasdaq.

During 2006, the audit committee was comprised of three independent directors, Messrs. Abbe, Gaulke and Simone.  The audit committee met 16 times during 2006.   Our written audit committee charter is available on our website at www.cymer.com.

The board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of the audit committee are independent (as currently defined in the Nasdaq listing standards and SEC rules).  The board of directors has determined that Mr. Gaulke qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

COMPENSATION COMMITTEE

The compensation committee acts on behalf of the board of directors to oversee and determine executive compensation. The compensation committee among other things:

•      reviews, evaluates and approves our compensation policy for executive officers;

•      approves all forms of compensation to be provided to our executive officers;

•      reviews, evaluates and makes recommendations to the board regarding the general compensation goals and guidelines for all of our employees, including the criteria by which bonuses are determined and benefits plans and programs;

•      makes recommendations to the board concerning other plans that are proposed or adopted for the provision of compensation to employees, or consultants;

•      acts as administrator of our equity incentive and stock purchase plans; and

•      performs such other functions regarding compensation as the board may delegate.

Commencing in 2007, the compensation committee also began to review with management the information set forth in “Executive Compensation – Compensation Discussion and Analysis” and to consider whether to recommend that it be included in proxy statements and other filings.

During 2006, the compensation committee was comprised of three independent directors, Messrs. Braun, Sohn and Tompkins.  The compensation committee met eight times during 2006. In February 2007, the board approved and adopted an update to our written compensation committee charter that is available on our website at www.cymer.com.

Compensation Committee Processes and Procedures

Typically, the compensation committee meets at least one time per quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairman of the compensation committee, in consultation with the head of human resources and/or an independent outside compensation consultant retained by the committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation committee meetings. Our chief executive officer may not participate in or be present during any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2006, the compensation committee engaged Compensation Strategies, a nationally recognized consulting firm. Some of the compensation committee members had worked with Compensation Strategies in the past and recommended their use to the full committee. The compensation committee requested that Compensation Strategies:

•      evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing the our long-term strategic goals; and

•      assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, the compensation committee requested Compensation Strategies to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the compensation committee, Compensation Strategies also conducted individual interviews with members of the compensation committee, the head of Human Resources and other members of senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Compensation Strategies ultimately developed recommendations that were presented to the compensation committee for its consideration. Following an active dialogue with Compensation Strategies, the committee made modifications to their proposed recommendations and approved the as-modified compensation recommendations for 2006.  For more details about these recommendations, please see the section captioned “Executive Compensation—Compensation Discussion and Analysis”.

Historically, the compensation committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our chief executive officer.

In the case of our chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. As part of its evaluation process, the compensation committee solicits the opinions of all members of our board of directors. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the compensation committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.  Each executive performs an annual self-assessment to measure his or her performance against pre-defined objectives.  The self-assessment is then reviewed with executives who are ranked one level higher and who have authority to approve the self-assessment  (i.e. chief executive officer, chief operating officer or chief financial officer) and/or modified by the approving executive and/or the compensation committee for finalization.   The compensation committee reviews the executive officer’s final performance assessment as part of the annual compensation review and update.

For specific details about the determination of executive compensation for the year ended December 31, 2006, please see the section captioned “Executive Compensation—Compensation Discussion and Analysis”.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

During 2006, the nominating and corporate governance committee was comprised of three independent directors, Messrs. Gaulke, Simone and Tompkins. The nominating and corporate governance committee met four times during 2006. The nominating and corporate governance committee:

•      acts on behalf of the board identifying individuals qualified to become directors and recommending that the board select the candidates for all directorships to be filled by the board or by the stockholders;

•      oversees the composition, structure and evaluation of the board and each of its committees;

•      oversees board compensation; and

•      develops and recommends to the board for its approval a set of corporate governance principles applicable to us

Our corporate governance principles are available on our website at www.cymer.com. In February 2007, the board approved and adopted an update to our written nominating and corporate governance committee charter which is available on our website at www.cymer.com.

The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders.  The nominating and corporate governance committee evaluates candidates based on qualities such as inquisitiveness, objectivity and possession of practical wisdom and mature judgment.  Our directors who also serve as chief executive officers at other companies may serve on no more than two other boards of public companies and their associated committees. Other directors who are not chief executive officers may serve on the boards of no more than four public companies, including Cymer’s, and their associated committees. In order to further align the economic interests of  directors with those of stockholders, the board has adopted a policy requiring that, no later than August 21, 2005 or two years after the date on which an individual becomes a director (whichever is later), each director shall be required to hold not less than 1,000 shares of our common stock.

Because of the significant time investment and energy required to become familiar with the intricacies of the semiconductor capital equipment industry, the board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated annually.  Additionally, the board has determined that there should be no arbitrary age limit or mandatory retirement age for board members.  Each board committee’s performance review and assessment, and the nominating and corporate governance committee’s review and assessment of the board’s performance will help determine each director’s tenure.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.  Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

SCIENTIFIC ADVISORY COMMITTEE

The scientific advisory committee was formed in August 2002, and charged with interacting with and attending meetings of our scientific advisory board. The scientific advisory committee currently consists solely of Dr. Oldham. The scientific advisory board met three times during 2006 and Dr. Oldham was in attendance at these meetings.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our board of directors has adopted a process for stockholder communication with the board. Stockholders wishing to communicate with the board may send a written communication addressed to the secretary of Cymer, Inc. at 17075 Thornmint Court, San Diego California 92127 or by e-mail to the following address: board@cymer.com.  The secretary will screen communications for spam, junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding to the board.  The process regarding stockholder communications with the board is posted on our website at www.cymer.com.

CODE OF CONDUCT

Our board of directors has adopted the Cymer, Inc. Code of Conduct and Corporate Governance that applies to all officers, directors and employees.  The Code of Conduct and Corporate Governance is available on our website at www.cymer.com.  If we make any substantive amendments to the Code of Conduct and Corporate Governance or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CERTAIN RELATIONSHIPS AND RELATED PARTIES

Under our audit committee charter, our audit committee is responsible for reviewing and approving all related party transactions. Our audit committee reviews and approves all related party transactions on a quarterly basis. In addition, our board of directors determines annually whether any related party relationships exist among the directors which would interfere with the independent judgment of individual directors in carrying out his responsibilities as director.

No related party transactions have occurred to date with the exception of our  joint venture with Carl Zeiss SMT AG, a German corporation, and Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, a German limited liability company, which we refer to collectively as “Zeiss”. We entered into a joint venture agreement with Zeiss to establish our joint venture, TCZ, which is 60% owned by us and 40% by Zeiss.  We purchase parts directly from Zeiss and we sell our products to Zeiss periodically. For the year ended December 31, 2006, we recorded revenue of $7.4 million, accounts receivable of $834,000 and accounts payable of $4.9 million, from our transactions with Zeiss.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our executive officers and directors which contain provisions that may require us, among other things, to indemnify those officers and directors against liabilities that may arise by reasons of their service as officers or directors. The agreements also require us to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The audit committee of the board of directors is comprised of three independent directors, as defined in Nasdaq Market Rule 4200(a)(15) and SEC Rule 10A-3, and operates under a written charter adopted by the board. The members of the committee are Charles J. Abbe, Michael R. Gaulke and Peter J. Simone. The board of directors determined that Michael R. Gaulke, as defined by SEC rules, is an audit committee financial expert. The committee is charged with the oversight of the integrity of our consolidated financial statements, including the review of the quarterly financial statements and disclosures contained in our Quarterly Report on Form 10-Q and annual financial statements and disclosures contained in our Annual Report on Form 10-K as filed with the SEC; the appointment, compensation, qualifications, independence and work of our independent registered public accounting firm; and the performance of our internal audit function. In addition, the committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and corporate governance listing standards of Nasdaq as they relate to audit committee policies.

Management is responsible for our internal controls over financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. We have a full-time internal audit department that reports directly to the Audit Committee and reports administratively to management. The responsibility of this department is to objectively review and evaluate the adequacy, effectiveness and quality of our system of internal controls.  The audit committee reviews and approves the internal audit plan annually and receives periodic updates on internal audit activities, including the status of the Section 404 internal controls over financial reporting requirements, which are discussed in meetings held with management at least quarterly throughout the year.  KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The committee’s responsibility is to monitor, evaluate and oversee these processes. The independent registered public accounting firm understands that it is accountable to the committee, not our management.

In this context, the audit committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, including whether any off-balance sheet financing transactions or any transactions with related parties existed. The committee discussed with our independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged with Governance” which supersedes Statement on Auditing Standards No. 61, “Communication with Audit Committees”.  In addition, the committee reviews with our independent registered public accounting firm the nature of the non-audit services provided by them and approved all such fees during 2006.

Our independent registered public accounting firm also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the committee discussed with the independent registered public accounting firm their independence.

Based on the audit committee’s discussions with management and our independent registered public accounting firm and the committee’s review of the representation of management and the report of our independent registered public accounting firm to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on February 28, 2007.

Audit Committee

Michael R. Gaulke, Chairman

Charles J. Abbe

Peter J. Simone

(1)   The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE OVERSIGHT OF EXECUTIVE COMPENSATION

The compensation committee of our board of directors oversees and determines executive compensation on behalf of the board of directors.  The compensation committee currently consists of three independent directors:  Messrs Young Sohn, who is chairman, Edward Braun and Jon Tompkins.  Among its duties, the compensation committee establishes our compensation philosophy and the framework for the compensation of executive officers and, within that philosophy and framework, reviews, evaluates, and approves salaries, equity awards, bonuses and all other forms of compensation provided to our executive officers.  The compensation committee receives recommendations and supporting data on the compensation of executive officers from an independent compensation consultant, as well as from our chief executive officer and the head of our human resources department. In addition, the compensation committee members rely on their own personal experience with compensation practices through their involvement as either an executive or director of other relevant companies. The chief executive officer does not attend the compensation committee’s deliberation of or voting on his own compensation.

For more information on the compensation committee, please see “Proposal 1 – Election of Directors-Information Regarding the Board of Directors and Its Committees”.

OUR COMPENSATION PHILOSOPHY

We operate in an industry that is both highly competitive and undergoing significant globalization and, as a result, have a high demand for qualified and experienced executive officers.  Through our executive compensation programs, we seek to attract, reward and retain executive officers with the requisite knowledge, skills and experience and highest integrity, and to motivate these individuals to achieve our business and financial objectives, both operational and strategic, while supporting our core values and culture.  In so doing, we pay compensation that we believe is competitive with other leading companies in our industry and reward performance as measured against challenging goals.  We also seek to further align our executive officers’ interests with those of our stockholders through the reasonable use of equity awards although we have significantly curtailed the use of equity awards as a form of executive compensation.

To achieve our executive compensation objectives, we employ a variety of compensation mechanisms – base salary, annual cash bonus,  long-term cash bonus, discretionary stock grants, health and welfare benefits, and perquisites and other benefits.  We use total compensation to appropriately recognize each executive officer’s scope of responsibility, role in the organization, experience, performance and contribution to the Company.

To reward both short and long-term performance, we consider the following principles:

•      Compensation should be related to performance.  The compensation committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also our performance as a company measured against both financial and non-financial goals and objectives.  During periods when performance meets or exceeds the established objectives, executive officers should be paid at the expected levels.  When our performance does not meet key objectives, incentive award payments, if any, should be less than target levels.

•      Incentive compensation should represent a large portion of an executive officer’s total compensation.  We intend to minimize the amount of fixed compensation paid to executive officers in order to reduce costs when our performance is not optimal.  The majority of an executive officer’s compensation should be in the form of short-term and long-term incentives, which are calculated and paid based primarily on our revenue and profitability.  Executive officers are then motivated to increase our profitability and stockholder return in order to earn most of their compensation.

USE OF COMPENSATION CONSULTANT

To assist the compensation committee in establishing competitive total executive compensation in 2006, we engaged Compensation Strategies, a nationally recognized consulting firm.  Compensation Strategies performed a compensation study of our executive officers and the publicly disclosed executive compensation information for 27 other relevant companies.  Those companies included 22 semiconductor capital equipment companies at various revenue sizes, market capitalizations, business maturities, and general growth opportunities, including Advanced Energy Industries, Agilent Technologies, Applied Materials, Asyst Technologies, Axcelis Technologies, Brooks Automation, Coherent, FEI, FLIR Systems, FormFactor, KLA-Tencor, Lam Research, Mattson Technology, MEMC Electronic Materials, Microchip Technology, MKS Instruments, Newport, Novellus Systems, Photonics, Ultratech, Varian Semiconductor Equipment and Veeco Instruments.  The study also included companies located near our corporate headquarters in San Diego, California, including Iomega, Leap Wireless International, Overland Storage, Qualcomm and Wireless Facilities.

Using the analysis provided by Compensation Strategies, the compensation committee established the targeted overall compensation for our executive officers to be at or above the 60th percentile based on our performance compared to peers, our anticipated growth and specific goals we expect to achieve in our 3-5 year plans.

ELEMENTS OF EXECUTIVE COMPENSATION

The compensation committee believes the total compensation and benefits programs for executive officers should consist of the following:

•      base salaries;

•      annual incentive bonus program;

•      long-term incentive compensation, including cash and equity components;

•      retirement, health and welfare benefits;

•      change in control benefits; and

•      perquisites and other benefits

The weighting of base salary versus the annual and long-term incentive portions of executive officer compensation is dependant on the ranking of the executive officer.  Consistent with our pay-for-performance philosophy, the higher ranked the executive officer, the higher the variable components of compensation should be relative to base salary.  For example, more than 70% of the total compensation paid to our chief executive officer in 2006 was comprised of variable pay components tied to the achievement of specific performance metrics.

Base Salaries. We believe that the annual base salary compensation paid to our executive officers should be directly linked to both the officer’s responsibilities and performance as well our performance as a company.  Base salary decisions are made as part of our formal annual executive compensation review process conducted by the compensation committee at the beginning of each calendar year.  The compensation committee typically receives assistance from its compensation consultant as to competitive base salary levels, and input from the chief executive officer on goal and performance achievements by the other executive officers for the past year.

We want to provide our executive officers with a level of assured cash compensation in the form of base salary commensurate with their professional status and accomplishment.  Base salaries for executive officers are established considering a number of factors, including the following:

•      Base salary is generally paid at or above the market level established by peer companies for identical or similar positions;

•      Base salary is determined based on job scope and responsibilities, past and current contributions and performance, and individual factors;

•      Base salary reflects the executive officer’s expected individual performance based in part on past contributions to our success; and

•      For newly hired executive officers, base salary also reflects the results of individual negotiation and then current market conditions at the time we recruited the officer.

Compensation for our chief executive officer is determined by the compensation committee in accordance with the process described above for all executive officers. Mr. Akins’ base compensation for 2006 was $550,000. The committee determined with the advice of its compensation consulting firm that this salary would be consistent with the 60th percentile of salaries paid by comparable companies to their chief executive officers. The committee also established Mr. Akins’ non-equity incentive bonus for fiscal 2006 in accordance with his individual and our financial performance as measured against objectives established under our annual incentive bonus program (“IBP”) which is described in detail below. For 2006, Mr. Akins received incentive bonuses of $853,220 based on our financial performance and his individual performance.

The employment agreements with each of our named executive officers provide for an annual base salary that is reviewed by the compensation committee of the board of directors at least annually. The compensation committee may in its discretion increase the base salary but not decrease the base salary below the amount in the respective employment agreement. In February 2007, the compensation committee reviewed the annual base salaries for certain of our named executive officers and established the 2007 salaries of Ms. Baker and Messrs. Akins and Brown at $375,000, $600,000 and $465,000, respectively.  Mr. Watanabe’s and Ms. Werner’s base salaries have been set at $205,000 and $240,400 for 2007, respectively. Mr. Watanabe’s base salary is shown in U.S. dollars and is calculated based on the average foreign exchange rate of Japanese Yen to the U.S. dollar for the three month period ended March 31, 2007.

Annual Incentive Bonus Program.  Under our annual IBP, an executive officer’s annual performance cash award generally depends on two performance factors:  (i) our overall financial performance as measured against specific revenue and operating income targets approved each year by the board of directors and (ii) the executive officer’s individual performance as measured against specific management-by-objective (MBO) goals.  For certain of our executive officers, including the chief executive officer, chief operating officer and chief financial officer, two thirds of the bonus award is tied to our overall financial performance and one third is tied to the executive officer’s individual performance.  As with all elements of executive compensation, the compensation committee determines the appropriate value for the annual bonus components for each executive officer as part of its annual executive compensation review process conducted at the beginning of each calendar year.  The compensation committee reviews and approves specific targets and performance criteria for each executive officer in the context of our total compensation framework and philosophy and with market input from the independent compensation consultant.

Bonus payments under the IBP are triggered annually if we achieve a minimum of 80% of both the revenue and operating income targets (after accounting for the expense of funding the payments).  If our performance exceeds 100% of either target, a 1.25 multiplier applies to the calculation of that portion of the bonus payment.  Bonus payments attributable to the operating income target may not exceed 200% of the potential bonus for that bonus component.  Bonus amounts for the revenue component have no maximum.

The portion of the bonus associated with the executive officer’s individual performance is based upon each participant’s annual performance review and achievement of pre-defined stretch goals for the year.  These performance goals are heavily tailored and weighted toward the operational performance of the executive officer given his or her broader corporate responsibility.  To receive the individual performance bonus, the executive officer must accomplish at least 60% of his or her annual stretch goals.  Above 60% accomplishment, the bonus amounts are determined on a proportional basis up to a maximum of 100% of the potential bonus. These targets are reviewed annually to reflect the changing nature of our business.

Under the IBP, the bonus target as a percentage of the executive officer’s base salary when annual performance objectives are achieved is as follows:

	Akins	Brown	Baker	Werner	Watanabe
Target Annual Incentive Bonus (as % of Base Salary)	120%	100%	80%	75%	55%
Financial Component
Revenue Results	33.33%	33.33%	33.33%	25.00%	25.00%

Operating Income Results	33.33%	33.33%	33.33%	25.00%	25.00%
Individual Performance Component	33.34%	33.34%	33.34%	50.00%	50.00%

Under the IBP, each executive officer’s annual performance award may exceed these stated targets if our financial performance exceeds 100% of the financial targets in that year’s business plan.  In such cases, the actual percentage of each executive officer’s performance award varies in proportion to the percentage by which our targets for that year are exceeded.

On the compensation committee’s recommendation, our board of directors approved in March 2006 a special multiplier provision applicable to bonuses that certain of our executive officers, including the chief executive officer, the chief operating officer, and the chief financial officer, were eligible to receive under the IBP for 2006.  Under the special provision, if specific revenue goals were achieved for 2006, the financial component of the executive officers’ bonuses would be increased by a multiplier of up to 2x.  The compensation committee and board of directors believed that the achievement of these revenue goals would represent extraordinary achievement and the creation of significant stockholder value.  The actual revenue achievement for 2006 resulted in a 1.5x multiplier to the financial components of the executive officers’ bonus awards under the IBP.

Long-term Incentive Compensation

3-Year Bonus Program.  In March 2005, our board of directors approved our 3-Year Bonus Program.  This cash compensation program was adopted by the board of directors to replace annual stock option grants to key employees following our decision to restrict significantly the use of stock options as a result of a change in the accounting rules for stock option grants.  The potential bonuses under this program accrue based upon a percentage of each participant’s earned bonus under our IBP and generally become payable three years after the bonus is earned.  The potential cash bonus under the 3-Year Bonus Program is expressed as 100% of the chief executive officer’s, chief financial officer’s and chief operating officer’s, and 50% of the chief accounting officer’s, bonus earned under the IBP.  This program is one of the main long-term incentive plans that we now use to attract, retain and motivate our executive officers.

Our total annual maximum aggregate amount that may accrue under the 3-Year Bonus Program and the IBP together is 15% of our EBITDA (earnings before interest, taxes, depreciation and amortization) for the same year.  If our aggregate bonus amount under both bonus programs would exceed this maximum, all individual bonus awards would be decreased on a prorated basis to a total of 15% of our EBITDA for the year.

Equity Compensation.  In anticipation of the change in the accounting rules that require us to record an expense for employee stock option grants, we changed our equity compensation philosophy in 2005 to reduce significantly the number of stock options granted to executive officers.  We developed alternative cash compensation arrangements, such as the 3-Year Bonus Program, to replace a majority of our stock option programs. As a result of this change in philosophy, none of the executive officers named in the Summary Compensation Table received stock options or other equity compensation in 2006.

In general, we grant equity awards to our executive officers only at the commencement of employment.  Stock options typically have a 4 year vesting period and a term of 10 years.  In determining the number of options to be granted to newly hired executive officers, we take into consideration the individual’s position, scope of responsibility, ability to affect profits and stockholder value, and the value of stock options in relation to other elements of total compensation.  We also look at external factors such as current market conditions for executive employees and competitive peer data to determine the number and value of shares to be granted.  We also engage in direct negotiations with the candidate over the terms of employment, including the size of the stock option to be granted if the candidate accepts our offer of employment.

The compensation committee continues to evaluate the effectiveness of our equity compensation philosophy.

In December 2006, our board of directors approved new procedures applicable to all equity awards by us, including awards to executive officers.  Under these procedures, equity awards are granted generally only at the regularly scheduled meetings of the compensation committee held in conjunction with the quarterly meetings of our board of directors. The exercise price of stock options granted by the compensation committee are priced using the market closing price of the common stock on the date the committee approved the grant. We have not attempted to coordinate equity awards with the release of material non-public information in the past, and under the new procedures have expressly prohibited such a practice.

RETIREMENT, HEALTH AND WELFARE BENEFITS.

Employee Savings Plan.  We have a 401(k) plan that allows participating employees to contribute a percentage of their salary, subject to annual limits.  The plan is available to substantially all full-time U.S. employees.  We match dollar-for-dollar an employee’s 401(k) contribution up to 5% of each participating employee’s compensation but not to exceed $5,000 per year. The amounts we contribute vest annually over a three year period or 33.3% each year based on the individuals date of hire. Our executive officers in the U.S. are eligible for this plan. In 2006, we contributed $5,000 to the 401(k) accounts of each of the executive officers named in the Summary Compensation Table other than Takeshi Watanabe who is not eligible for the plan.

Japan Retirement and Resignation Bonus Plan. We have a retirement and resignation bonus plan for services and special services performed by directors and statutory auditors (referred to as “Officers”) of our wholly owned Cymer Japan subsidiary.  This plan is only available to full-time Officers of Cymer Japan who are elected as such at a general meeting of the stockholders of Cymer Japan and is intended to provide the Officers with a bonus payment upon their retirement from Cymer Japan.  Once elected, Officers earn a monthly amount towards this retirement and resignation bonus plan which is calculated by multiplying their highest monthly salary since being elected as an Officer by a coefficient or multiplier based upon their position at Cymer Japan.  The amount that results from this calculation is then divided by twelve to determine the monthly amount that the Officer will earn under the plan.  Upon the retirement or death of an Officer of Cymer Japan, a general meeting of the stockholders of Cymer Japan is held to determine the final bonus amount and payment that will be made to the Officer under the plan.  Per the terms of the plan, an Officer whose achievements while in office are remarkable can be approved for an additional payment of up to 50% of the earned bonus amount at his or her retirement date.  This additional payment must also be reviewed and approved at a general meeting of the stockholders.  Payments to Officers under this plan are generally made within two months of their approval by the stockholders.  This plan became effective at our Cymer Japan subsidiary in July 2000. Mr. Watanabe who is the president of our Cymer Japan subsidiary and is one of the executive officers named in the Summary Compensation Table, has been a participant in this plan since February 2005. Based upon his current position at the Cymer Japan subsidiary, he earns monthly amounts under the plan based upon a 2.4 multiplier.

Executive Deferred Compensation Plan. We have an executive deferred compensation plan for certain management level employees in which the employee may elect to defer receipt of current compensation from us in order to provide retirement and other benefits on behalf of such employee.  This plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”).  The plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. Beginning in 2001, we purchased corporate-owned life insurance to finance the deferred compensation plan. The plan allows eligible participants to defer receipt of base salary, incentive bonus payments, and the 3-year bonus payments.

Officer Retirement Program.   We have an executive option and health coverage extension program for executive officers who voluntarily retire while in good standing with us and relinquish all options granted to them during the 365 days prior to their retirement.  To be eligible for the program, the executive officer must have been an executive officers for at least five consecutive years of full-time service and must have either had (i) at least 10 consecutive years of full-time service with us and be at least 55 years old, or (ii) at least 15 consecutive years of full-time service with us and be at least 50 years old.  To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and consulting agreement with us.  In return, the program provides the executive officer with four years of consulting services to us, $1,000 per month in payment for those services, continued vesting during the term of the consulting agreement of eligible bonus under the 3-Year Bonus Program, continued vesting in his or her retained options during the term of the consulting agreement, and an extended period to exercise those options after retirement.  The program also provides the executive officer with specific health insurance continuation benefits for a period of 18 months.  At the executive officer’s own expense, he or she may also continue to receive the financial advisory services previously paid by us. One former executive was active in this program through December 31, 2006.

The only executive officer named in the Summary Compensation Table currently eligible for this program is our chief executive officer.  No other executive officer named in the Summary Compensation Table will be eligible for this program until 2012 when our chief financial officer becomes eligible assuming the eligibility criteria of our officer retirement program does not change and she meets these criteria.

CHANGE IN CONTROL BENEFITS.

Our executive officers and other employees have built us into the successful company that we are today, and the compensation committee believes that in order to continue to retain their services it is important to provide them with some protection against the potential adverse personal consequences of a change in control of our company.  Further, it is our belief that change in control benefits appropriately align the interests of our stockholders and our executive officers. Relative to the overall value of our company, these potential change in control benefits are relatively minor.

We have entered into employment agreements with Ms. Baker, Ms. Werner and Messrs. Akins and Brown, and certain other executive officers which entitle each individual to certain benefits in the event his or her employment with us is involuntarily terminated other than for cause within 18 months after a “change of control”.  However, the executive officer will not be entitled to receive any severance or other benefits pursuant to the agreement if the board of directors, as constituted prior to the change in control, determined that executive officer was demoted to a position not eligible for an  employment agreement as of the effective date.

In the event of a change of control, the eligible individuals, Messrs. Akins and Brown are entitled to receive the following for 24 months and Ms. Baker and Ms. Werner are entitled to receive the following for 18 and 12 months, respectively:

•      a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/36th of the aggregate amounts of his or her bonus amounts for the prior three years;

•      a percentage of the bonus, excluding the 3-Year Bonus Program,  that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us;

•      the unvested portion of any bonus accrued for the officer under the 3-Year Bonus Program shall vest and become payable in full in a lump sum;

•      vesting of all unvested stock options; and

•      a continuation of medical benefits.

The executive officers are also entitled to similar benefits if he or she voluntarily resigns from Cymer within the 30-day period beginning one year after a change of control.  For purposes of the agreements, involuntary termination includes a significant reduction in duties or responsibilities, a substantial reduction without good business reason in facilities and perquisites available to the employee, a material reduction in compensation, a significant reduction in the employee’s benefits package, relocation without consent, termination other than for death, disability or cause, and failure of a successor company to assume the agreement.  A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the IRC.

“Change of control” is defined in the agreements as:

•      the acquisition by a person or entity of 50% of voting power of Cymer;

•      a change in the composition of the board of directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons; or

•      a merger resulting in a 50% or greater change in voting power or a sale of all our substantially all of our assets.

PERQUISITES AND OTHER BENEFITS.

We provide benefits to our executive officers that are generally available to all of our employees.  In addition to the benefits available to all employees, we provide our executive officers with certain additional benefits that we believe are reasonable and, in the case of the financial advisory services described below, allow the executive offers to realize the full benefit of the other elements of compensation we provide. Our executive officers are eligible to receive the following additional benefits:

Disability Income Protection.  We provide group long term disability (LTD) coverage to replace 50% of the executive officer’s base annual salary up to $13,000 per month.  In addition, we provide executive officers with a supplemental individual disability plan.  This plan may provide up to an additional 10% of income replacement while the executive officer is disabled not to exceed 60% of monthly base earnings when combined with the group LTD coverage.  Amounts vary by individual and any benefit amounts that would exceed $5,000 per month are subject to individual underwriting and approval by the insurance carrier.

Benefits under the group and individual policies begin after a 90 day elimination period and continue as long as the executive officer remains disabled from performing the duties of his or her own occupation until age 65.  While we pay the monthly premiums for both the group and individual policies, premiums are subsequently taxed as imputed income. Benefits received under these policies are not taxable to the executive officer.

Life and Accident Insurance.  We provide basic life insurance coverage in the amount of two times the base annual salary to a maximum of $600,000 for all employees, including executive officers.  Additional accidental death and dismemberment (AD&D) coverage is also provided at two times base annual salary up to $600,000. This additional rider provides an amount in the event of an injury (according to a specified schedule) or loss of life, independent of all other causes.  Benefits are subject to a reduction schedule starting at age 65.  We pay 100% of the cost for this basic life and AD&D coverage and all employees are subject to imputed income on life insurance amounts over $50,000 as required by the IRS.

Financial Advisory Services.  We provide our executive officers with comprehensive financial counseling services to include the following core disciplines:

•      Optimal utilization and integration of our plan benefits;

•      Capital accumulation and investment planning;

•      Short-term/retirement cash-flow planning;

•      Income tax forecasting and tax return preparation;

•      Estate planning; and

•      Life, disability and property/casualty insurance planning

We pay 100% of these benefits.  A portion of these services are reported as income to the executive officer and subsequently taxed.

REGULATORY REQUIREMENTS..

Deductibility of Named Executive Officer Compensation. The compensation committee considers the potential impact under IRC Section 162(m) whereby we can only deduct up to $1.0 million of the compensation we pay to named executive officers each taxable year. However, we may deduct compensation above $1.0 million if it is “performance-based compensation” within the meaning of the IRC. The committee has determined that any gain related to the exercise of a stock option granted under any of our stockholder-approved stock options plans with an exercise price at least equal to the fair value of our common stock on the date of grant will be treated as performance-based compensation.

Internal Revenue Code Section 409A. IRC Section 409A of the IRC relates to accounting treatment for deferred compensation. The Committee reviewed our deferred compensation program to ensure the plan is compliant with Section 409A and has determined the plan is compliant within the meaning of the IRC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2006, the compensation committee consisted of three independent directors, Young K. Sohn, Edward H. Braun and Jon D. Tompkins, none of whom have ever been an officer or employee of us or our subsidiaries, or had any relationships requiring disclosure under this caption.

COMPENSATION COMMITTEE REPORT (2)

The compensation committee has reviewed and discussed the information contained under the caption “Executive Compensation - Compensation Discussion and Analysis” ( the “CD&A”) for the year ended December 31, 2006 with management and, based on such review and discussions, the compensation committee recommended to the board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Compensation Committee

Young K. Sohn, Chairman

Edward H. Braun

Jon D. Tompkins

(2)   The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

COMPENSATION OF EXECUTIVE OFFICERS

Our Annual Report on Form 10-K for the year ended December 31, 2006, Part I, Item 1. Business, contains a listing of and biographies for all of our named executive officers.

The employment agreements with each of our named executive officers provide for an annual base salary. These base salaries are reviewed by the compensation committee at least annually. In February 2006, the compensation committee reviewed the annual base salaries for certain of our named executive officers and established Ms. Baker’s and Messrs. Akins’ and Brown’s base salaries at $325,000, $550,000 and $410,000, respectively.  Mr. Watanabe’s and Ms. Werner’s base salaries were set at $ 207,548 and $211,800 for 2006, respectively. Mr. Watanabe’s U.S. dollar salary is calculated based on the average foreign exchange rate for 2006 of the Japanese Yen to the U.S. dollar. For further details of the composition of our executive compensation ,see “Executive Compensation—Compensation Discussion and Analysis – Elements of Executive Compensation”.

Compensation awarded or paid to, or earned by, our chief executive officer, chief financial officer and our other three most highly compensated executive officers, whom we refer to as our “named executive officers”, for the year ended December 31, 2006 is included in the table below. As permitted by the SEC rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits unless the aggregate amount of such compensation is equal to or greater than $10,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings		All Other Compensation (5)	Total
		($)	($)	($)	($)	($)	($)		($)	($)

Robert P. Akins,	2006	548,077	—	—	388,315	853,220	103,124	(3)	17,523	1,910,259
Chairman of the Board of Directors and Chief Executive Officer
Nancy J. Baker	2006	324,038	—	—	159,821	332,193	12,523	(3)	16,038	844,613
Senior Vice President and Chief Financial Officer
Edward J. Brown, Jr.	2006	409,327	—	—	2,197,346	531,018	—		9,619	3,147,310
President and Chief Operating Officer
Takeshi Watanabe	2006	208,253	—	—	42,697	26,470	39,891	(4)	1,254	318,565
President of Cymer Japan
Rae Ann Werner	2006	211,365	—	—	110,748	153,774	—		18,608	494,495
Vice President, Controller and Chief Accounting Officer

(1)

Amounts include stock-based compensation expense recognized for financial accounting purposes using the straight-line method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). Amounts include compensation costs recognized in 2006 with respect to awards granted in previous fiscal years. No stock option grants were made to any of our named executive officers in 2006. Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Amounts include bonuses earned in 2006 under the IBP.
(3)	Amounts include the aggregate earnings in 2006 for Mr. Akins and Ms. Baker. Mr. Brown and Ms. Werner were not participants in the nonqualified deferred compensation plan during 2006.
(4)	The pension value for Mr. Watanabe includes the change in accumulated benefit earned in 2006.

(5)   Includes all other compensation as follows:

Name	Matching 401(k) Contributions	Life Insurance Premiums	Financial Planning Services	Disability Income Protection	Total
	($)	($)	($)	($)	($)
Robert P. Akins	5,000	1,282	8,970	2,271	17,523
Nancy J. Baker	5,000	1,229	8,280	1,529	16,038
Edward J. Brown, Jr.	5,000	1,282	—	3,337	9,619
Watanabe Takeshi	—	1,254	—	—	1,254
Rae Ann Werner	5,000	858	12,750	—	18,608

GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to our named executive officers. The amounts included in the table below represent those that were earned but not yet paid under our IBP and 3-Year Bonus Program during the year ended December 31, 2006. For further details of our non-equity incentive compensation programs, see “Executive Compensation—Compensation Discussion and Analysis – Elements of Executive Compensation”.

		Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name		Date	Threshold	Target	Maximum
			($)	($)	($)
Robert P. Akins	(1)	1/1/06	—	853,220	—
	(2)	1/1/06	—	853,220	—
Nancy J. Baker	(1)	1/1/06	—	332,193	—
	(2)	1/1/06	—	332,193	—
Edward J. Brown, Jr.	(1)	1/1/06	—	531,018	—
	(2)	1/1/06	—	531,018	—
Takeshi Watanabe	(1)	1/1/06	—	—	—
	(2)	1/1/06	—	—	—
Rae Ann Werner	(1)	1/1/06	—	116,080	—
	(2)	1/1/06	—	76,887	—

(1)     The IBP payment is calculated and paid annually based on us achieving a minimum of 80% of revenue and operating income targets. Amounts earned above for 2006 were paid in 2007 and consist of the following components (a) for achieving financial objectives, Mr. Akins, Ms. Baker, Mr. Brown and Ms. Werner received $655,873, $258,514, $408,195 and $79,048, respectively and (b) for achieving management-by-objective goals, Mr. Akins, Ms. Baker, Mr. Brown and Ms. Werner received $197,347, $73,679, $122,823 and $37,032, respectively. Ms. Werner earned $153,774 under the IBP for 2006, of which $37,694 was paid during 2006. All amounts earned by Mr. Watanabe under the IBP were paid in 2006.

(2)     The potential cash bonus under the 3-Year Bonus Program is expressed as 100% of the executive officer’s bonus earned under the IBP with the exception of Ms. Werner which is expressed as 50% of her bonus earned under the IBP.  Mr. Watanabe is not eligible for the 3-Year Bonus Program based on his employment ranking. Payments of bonuses earned under the 3-Year Bonus Program will be made in the first pay period following the three-year anniversary of the date the bonus was originally earned, provided that the participant is still employed with us on such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains certain information with respect to the value of all unexercised options and unvested awards previously awarded to our named executive officers as of December 31, 2006:

Option Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)
Robert P. Akins	125,000	(2)	—		—	38.63	12/15/2009
	20,111	(3)	—		—	27.00	4/24/2011
	21,079	(3)	—		—	25.76	7/2/2011
	20,314	(3)	—		—	26.73	12/31/2011
	11,031	(3)	—		—	50.15	4/1/2012
	17,473	(2)	—		—	31.66	7/1/2012
	28,268	(2)	—		—	19.57	10/1/2012
	15,664	(2)	334	(2)		34.58	1/2/2013
	21,342	(2)	1,941	(2)		23.76	4/1/2013
	14,813	(2)	2,529	(2)		31.90	7/1/2013
	2,673	(2)	704	(2)	—	39.81	10/1/2013
	9,277	(2)	3,447	(2)	—	45.27	1/2/2014
	6,096	(2)	3,048	(2)	—	39.37	4/1/2014
	6,109	(2)	4,003	(2)	—	35.60	7/1/2014
	6,527	(2)	5,524	(2)	—	30.87	10/1/2014
	6,468	(2)	7,030	(2)		27.56	1/3/2015

Nancy J. Baker	1	(2)	—		—	21.00	3/4/2009
	1	(2)	—		—	38.63	12/15/2009
	18,250	(2)				37.00	6/8/2010
	22,596	(2)	—		—	23.92	7/10/2011
	13,400	(4)	—		—	23.92	7/10/2011
	4,255	(2)	—		—	50.15	4/1/2012
	6,740	(2)	—		—	31.66	7/1/2012
	2,272	(2)	—		—	19.57	10/1/2012
	6,042	(2)	129	(2)	—	34.58	1/2/2013
	8,232	(2)	749	(2)	—	23.76	4/1/2013
	6,493	(2)	1,109	(2)	—	31.90	7/1/2013
	1,778	(2)	468	(2)	—	39.81	10/1/2013
	3,998	(2)	1,486	(2)	—	45.27	1/2/2014
	2,593	(2)	1,296	(2)	—	39.37	4/1/2014
	2,466	(2)	1,616	(2)	—	35.60	7/1/2014
	2,462	(2)	2,083	(2)	—	30.87	10/1/2014
	2,527	(2)	2,746	(2)	—	27.56	1/3/2015

Edward J. Brown, Jr.	78,123	(2)	171,877	(2)	—	33.57	9/6/2015

Option Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)

Takeshi Watanabe	10,000	(2)	—		—	29.00	10/2/2010
	669	(3)	—		—	50.15	4/1/2012
	1,175	(2)	—	(6)	—	31.66	7/1/2012
	1,262	(2)	—		—	19.57	10/1/2012
	772	(2)	—	(6)	—	34.58	1/2/2013
	1,009	(2)	92	(2)	—	23.76	4/1/2013
	886	(2)	—	(6)	—	31.90	7/1/2013
	724	(2)	—	(6)	—	39.81	10/1/2013
	678	(2)	—	(6)	—	45.27	1/2/2014
	854	(2)	—	(6)	—	39.37	4/1/2014
	926	(2)	—	(6)	—	35.60	7/1/2014
	42	(2)	—	(6)	—	30.87	10/1/2014
	572	(2)	623	(2)	—	27.56	1/3/2015
	3,208	(2)	3,792	(2)	—	26.22	5/18/2015

Rae Ann Werner	3,000	(5)	—		—	38.63	12/15/2009
	8,000	(2)	—		—	37.00	6/8/2010
	1,010	(3)	—		—	26.73	12/31/2011
	603	(3)	—		—	50.15	4/1/2012
	955	(2)	—		—	31.66	7/1/2012
	329	(2)	—		—	19.57	10/1/2012
	15,889	(2)	396	(2)	—	34.58	1/2/2013
	361	(2)	31	(2)	—	30.97	2/5/2013
	953	(2)	320	(2)	—	23.76	4/1/2013
	3,326	(2)	571	(2)	—	31.90	7/1/2013
	2,371	(2)	624	(2)	—	39.81	10/1/2013
	1,961	(2)	729	(2)	—	45.27	1/2/2014
	1,414	(2)	707	(2)	—	39.37	4/1/2014
	1,426	(2)	935	(2)	—	35.60	7/1/2014
	1,466	(2)	1,242	(2)	—	30.87	10/1/2014
	1,461	(2)	1,589	(2)	—	27.56	1/3/2015

(1)   The expiration date of each stock option occurs ten years from the date of grant of each stock option.

(2)   Stock options vest four years from the grant date.

(3)   Stock options vest one year from the grant date.

(4)   Stock options vest 100% at the date of grant.

(5)   Stock options vest two years from the grant date.

(6)   In February 2005, our board of directors approved the acceleration of the vesting of certain stock options held by employees excluding directors, executive officers and certain vice presidents. Mr. Watanabe was eligible for the board approved acceleration of stock options based on his position at the time.

OPTIONS EXERCISED AND STOCK VESTED

The following table shows certain information regarding our named executive officers’ stock option exercises and the related value upon exercise for 2006:

	Option Awards
Name	Number of shares acquired on exercise or vesting (#)	Value realized upon exercise or vesting ($) (1)
Robert P. Akins	74,372	1,668,742
Nancy J. Baker	77,006	1,826,885
Edward J. Brown, Jr.	—	—
Takeshi Watanabe	—	—
Rae Ann Werner	6,964	157,589

(1)   Represents the difference between the exercise price and the fair market value of the stock option at the date of exercise.

PENSION BENEFITS

The following table shows for the fiscal year ended December 31, 2006 certain information regarding pension benefits for our named executive officers. For material terms and conditions of payments and benefits available under our Japan Retirement and Resignation Bonus Plan, see “Executive Compensation—Compensation Discussion and Analysis — Retirement, Health and Welfare Benefits”.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert P. Akins (1)	—	—	—
Nancy J. Baker (1)	—	—	—
Edward J. Brown, Jr. (1)	—	—	—
Takeshi Watanabe	Japan Retirement and Resignation Bonus Plan	2	70,540
Rae Ann Werner (1)	—	—	—

(1)   These individuals were not participants in any pension plan in 2006.

NONQUALIFIED DEFERRED COMPENSATION

The following table summarizes activity for the fiscal year ended December 31, 2006 for our named executive officers and their participation in the nonqualified deferred compensation plan. For further details see “Executive Compensation—Compensation Discussion and Analysis – Retirement, Health and Welfare Benefits”.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert P. Akins	—	—	103,124	—	2,327,011
Nancy J. Baker	—	—	12,523	—	282,606
Edward J. Brown, Jr. (1)	—	—	—	—	—
Takeshi Watanabe (3)	—	—	—	—	—
Rae Ann Werner (1)	—	—	—	—	—

(1)     These individuals were eligible but did not participate in the deferred compensation plan in 2006.

(2)     Earnings are based on the return of mutual funds selected by the individual participant. Fund selections may be changed by the individual once per year.

(3)     Mr. Watanabe is not eligible to participate in our deferred compensation plan. The plan is available to U.S. employees only.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We currently do not have an arrangement for potential payments upon termination for our named executive officers. In the event of a change of control, the named executive officers included in our Summary Compensation Table are entitled to receive the following benefits assuming the triggering event took place on December 31, 2006.  For material terms and conditions of payments and benefits, see “Executive Compensation—Compensation Discussion and Analysis – Change of Control Benefits”.

Name	Term of Payout in Months	Base Salary ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Equity Awards ($) (3)	Benefits ($) (4)	Total ($)
Robert P. Akins	24	2,414,034	1,140,624	181,409	7,865	3,743,932
Nancy J. Baker	18	842,386	454,674	73,484	17,395	1,387,939
Edward J. Brown, Jr.	24	1,853,681	595,590	2,057,213	27,189	4,533,673
Takeshi Watanabe (5)	—	—	—	—	—	—
Rae Ann Werner	12	350,943	123,051	43,077	8,157	525,228

(1)   Amounts include the continuation of monthly base compensation as well as monthly payments equivalent to 1/36th of the aggregate amounts of bonus amounts for the prior three years.

(2)   Amounts include the unvested portion of the bonus accrued under the 3-Year Bonus Program which would vest and become payable in full in a lump sum.

(3)   The unvested portion of stock option awards will vest and become exercisable in full. Amounts include stock-based compensation expense that would be recognized for financial accounting purposes using  the straight-line method in accordance with SFAS No. 123(R). Amounts include compensation costs for 2006 with respect to awards granted in previous fiscal years. Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)   Amounts include continuation of premium payments under COBRA assuming election of continuing health insurance benefits for the executive and his/her qualified beneficiaries for a maximum of 18 months.

(5)   We have not entered into a change of control arrangement with Mr. Watanabe.

COMPENSATION OF DIRECTORS

Each of our non-employee directors receive an annual retainer of $25,000, a fee of $2,500 for each board meeting attended and $1,000 for each committee meeting attended, with the exception of the chairman. The chairman of the audit committee receives $3,000 for each meeting attended and the chairman of the compensation committee, the nominating and corporate governance committee and scientific advisory committee each receive $2,000 for each meeting attended.  Effective January 2006, the executive session chairman received an annual retainer of $8,000, payable quarterly. In addition, all members of the audit committee receive a separate quarterly fee of $1,000 for service on the audit committee. Total cash compensation paid to outside directors in 2006 was $319,500. No fees will be paid for telephonic meetings scheduled to last less than one hour.  The members of the board of directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policy.

Newly elected non-employee directors are granted an initial option to purchase 20,000 shares of common stock.  The initial options granted to non-employee directors may not be exercised until the date upon which the non-employee director has provided one year of continuous service as a director following the date of grant, whereupon the option becomes exercisable as to 25% of the option shares, and 1/48th of the option shares become exercisable each month thereafter. The exercise price of options granted to non-employee directors shall be the fair market value of our stock on the effective date of such grant and the term of options is ten years.

Effective January 1, 2006, the board terminated the practice of granting quarterly options to non-employee directors.  On January 15th of each fiscal year each non-employee director then serving will be granted a stock unit award pursuant to the 2005 Equity Incentive Plan.  Each stock unit award shall be for the number of shares determined by dividing $100,000 by the closing sales price per share of our common stock as reported on the Nasdaq Global Select Market as of the date of grant.  Each stock unit award shall vest 100% after one year from the date of grant.

The vesting of “Stock Awards” (which include stock unit awards and other equity incentives that may be granted under the 2005 Equity Incentive Plan (the “Incentive Plan”)) may be accelerated in full in the event of a Corporate Transaction. The term “Corporate Transaction” is defined in the Incentive Plan and includes transactions such as a sale of all of our assets, a sale of at least 90% of our outstanding stock or a merger, consolidation or similar transaction following which we are not the surviving corporation or following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged into other securities, cash or other property.

According to the terms of the Incentive Plan, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Incentive Plan.  According to the terms set by the board, a surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.  With respect to Stock Awards that have not been assumed, continued or substituted and are held by non-employee directors whose continuous service has not terminated prior to the effective date of the Corporate Transaction, the vesting of Stock Awards shall be accelerated in full to a date prior to the effective date of the Corporate Transaction as determined by the board (or, if the board did not determine a date, to the date that is five days prior to the effective date of the Corporate Transaction), and the Stock Awards shall not terminate.

For outstanding options that were granted under our 1996 Stock Option Plan, in the event of any change-in-control transaction involving us, each outstanding option would be assumed or an equivalent option substituted by the successor corporation.  If the successor corporation refuses to assume or substitute the options, the non-employee director would have the right to exercise all of the option shares, including shares not otherwise exercisable.  In such event, the plan administrator would notify the non-employee director that the option is fully exercisable for 15 days from the date of such notice and the option terminates upon expiration of such period.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)	Total ($)
Charles J. Abbe	47,500	99,996	147,496
Edward H. Braun	39,000	99,996	138,996
Michael R. Gaulke	55,000	99,996	154,996
William G. Oldham	41,000	99,996	140,996
Peter J. Simone	51,000	99,996	150,996
Young K. Sohn	43,000	99,996	142,996
Jon D. Tompkins	43,000	99,996	142,996

(1)   Amounts shown include an annual retainer and fees for meetings held and attended by each director during 2006.

(2)   The number of stock units awarded, in whole shares, was determined by dividing $100,000 by the closing price per share of our common stock as of the date of grant. In January 2006, each non-employee director received 2,564 stock award units or a total of 17,948 stock units awards as a group with a grant date fair value of $39.00 per share. Each stock unit award shall vest 100% after one year from the date of grant.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY INCENTIVE PLAN

In 2005, our board of directors adopted, and our stockholders subsequently approved, our 2005 Equity Incentive Plan (the “Incentive Plan”). When originally approved by our stockholders,1,000,000 shares of common stock were reserved for issuance under the Incentive Plan.

In February 2007, our board of directors amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the plan from a total of 1,000,000 shares to a total of 2,000,000 shares. The board adopted this amendment in order to ensure that we can continue to grant stock options to certain key employees at levels determined appropriate by the board. In April 2007, the board further amended the Incentive Plan, subject to stockholder approval, to expand the type and nature of the awards available for grant under the Incentive Plan to include cash awards that qualify as “performance-based compensation” under Section 162(m) of the IRC and approved the restatement of the Incentive Plan as so amended. The board of directors is requesting stockholders in this Proposal 2 to approve the amendment and restatement of the Incentive Plan.

We used stock options as a form of compensation for many of our employees from 1987 through the beginning of 2005 as a way of providing them with an ownership stake in Cymer.  In anticipation of the change in the accounting rules that require us to record an expense for employee stock option grants, we changed our equity compensation philosophy in 2005 to reduce significantly the number of stock options granted. We developed alternative cash compensation arrangements, such as the 3-Year Bonus Program, to replace a majority of our stock option programs. To ensure that we can deduct the maximum amount of this compensation on our federal income tax returns in future years, we believe that it is important that we be able to qualify certain cash payments as performance-based compensation under Section 162(m) of the IRC. As a result, we have proposed the amendment and restatement of the Incentive Plan to include “performance cash awards.” Although we have significantly reduced the number of stock options we grant to our general employee base since the beginning of 2005, we continue to grant stock options to our executive officers at the commencement of their employment with us and we started to grant annual stock unit awards to members of the board in January 2006. The board believes that equity incentive plans remain a contributor to the alignment of our key executives and long-term stockholder interests.  Moreover, the availability of an equity incentive plan is essential for us to compete successfully with other companies in attracting and retaining key executives, thereby enabling our future growth.  Therefore, the board believes that stockholder approval of the amendment and restatement of the Incentive Plan, including the addition of performance cash awards and the increase in the number of shares of common stock for issuance under our Incentive Plan is in our best interest. We are aware of and sensitive to stockholder concerns regarding dilution of ownership that can result from equity compensation plans if they are overused, and as a consequence, we currently utilize fewer and smaller equity awards.  We expect that the addition of 1,000,000 shares per this Proposal 2 and the 308,130 shares available for issuance as of March 15, 2007 under the Incentive Plan proposal would be adequate to provide stock awards for several years.

KEY FEATURES OF THE AMENDED AND RESTATED INCENTIVE PLAN

The Incentive Plan, as amended and restated, authorizes the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards, performance cash awards and other stock awards.

•      Term of the Incentive Plan The Incentive Plan will terminate on March 27, 2015.

•      Authorized Shares As of March 15, 2007, an aggregate of 654,024 shares of our common stock had been either issued or granted subject to outstanding stock options under the Incentive Plan and 308,130 shares of common stock remain available for future issuance under the Incentive Plan.

•      Minimum Vesting  In general, the Incentive Plan provides that no awards shall vest prior to the third anniversary of the date that an award was granted.  Awards subject to achievement of specific performance goals may vest earlier.

•      No Discount Option Awards  The Incentive Plan prohibits the grant of an option award with an exercise price less than the fair market value of our stock on the date of grant.

•      No Repricing of Awards  The board does not have the authority, without the prior consent of our stockholders to reprice any outstanding stock option or award.

•      Administration by the Board of Directors  The board will administer the Incentive Plan, but may, at its discretion, delegate administration of the plan to a committee composed of two or more outside directors. The board has delegated administration to the compensation committee and references to the board of directors in the following outline of the Incentive Plan include the compensation committee.

A copy of the Incentive Plan is attached under Appendix A of this proxy statement and has been filed with the SEC in connection with the filing of this proxy statement. The essential features of the Incentive Plan are outlined below. This outline is only a summary of these features and you are encouraged to read the entire amended and restated  Incentive Plan, which is attached under Appendix A of this proxy statement.

GENERAL

The Incentive Plan, as amended and restated, provides for the grant of the following:

•      Incentive stock options, as defined in the IRC, which may be granted solely to our employees, including officers; and

•      Nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards, performance stock awards, performance cash awards and other stock awards (collectively “awards”), which may be granted to our directors, consultants and employees, including officers.

Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the IRC.  Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the IRC.  See “Federal Income Tax Information” on page 32 for a discussion of the tax treatment of awards.

PURPOSE

The board of directors adopted the Incentive Plan to provide a means by which our employees, directors and consultants (and the employees, directors and consultants of any of our parent or subsidiary designated by the board to participate in the Incentive Plan) may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of our business and the business of our affiliates. Although we currently limit the stock awards under the Incentive Plan to key executives and directors, all of the employees, directors and consultants of Cymer and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

The board of directors administers the Incentive Plan. Subject to the Incentive Plan’s provisions, the board has the power to interpret the Incentive Plan and to determine all terms of each award granted under it, including who will receive the award, the date on which it will be granted, the number of shares to be awarded, when the award may be exercised, the exercise price, the type of consideration, the vesting schedule and any acceleration of vesting.  The board will also settle all controversies regarding the Incentive Plan and the awards granted under it, submit any amendment to the Incentive Plan for stockholder approval, and adopt such procedures and sub-plans as are necessary or appropriate to permit our employees, directors or consultants who are foreign nationals or employed outside the United States to participate in the Incentive Plan.

The board has the power to delegate administration of the Incentive Plan to a committee composed of two or more outside directors. The board has delegated administration to the compensation committee The board also has the power to delegate to one or more of our officers the authority to designate other officers and employees to receive awards under the Incentive Plan, the terms of such awards, and the numbers of shares of our common stock to be the subject of such awards up to a limit to be determined by the board. The board does not currently delegate any officer to exercise such powers.

The Incentive Plan provides that, in the board’s discretion, directors serving on the committee may be “outside directors” to satisfy the requirements of Section 162(m) of the IRC or “non-employee directors” to satisfy the requirements of Rule 16b-3 of the 1934 Act. All of the current members of the compensation committee qualify as outside directors and non-employee directors.

Repricing.  Awards granted under the Incentive Plan may not be repriced without the consent of our stockholders.

STOCK SUBJECT TO THE INCENTIVE PLAN

If the stockholders approve this Proposal 2, an aggregate of 1,962,154 shares of our common stock will be reserved for issuance under the Incentive Plan (based on the number of shares reserved for future issuance as of March 15, 2007). Of this total, 1,308,130 shares would be available for future stock awards. If stock awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If we reacquire unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan.

ELIGIBILITY

Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of Cymer and its affiliates. Employees (including officers), directors, and consultants of both Cymer and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Cymer or any of its affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

In order to qualify certain awards as “performance-based compensation” under Section 162(m) of the IRC, no person may be granted under the Incentive Plan during any calendar year (i) stock options or stock appreciation rights that are exercisable for more than 250,000 shares of our common stock (ii) performance stock awards covering more than 250,000 shares of our common stock, or (iii) performance cash awards totaling more than $5,000,000.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options or nonstatutory stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. As of March 30, 2007, the closing price of our common stock as reported on the Nasdaq Global Select Market was $41.55 per share.

The exercise price of options granted under the Incentive Plan is generally payable (i) in cash or check, (ii) in bank draft or money order payable to us, (iii) through a broker-dealer sale and remittance procedure, (iv) by delivery of shares of our common stock, (v) pursuant to a “net exercise” arrangement or (vi) in any other form of legal consideration acceptable to the board of directors (excluding any form of consideration that may include deferred payment through the use of a promissory note).

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) and may be subject to different vesting terms. The board has the power to accelerate the time during which an option may vest or be exercised. No option shall fully vest prior to the third anniversary of the date that such option was granted with the exception of options that vest based on the satisfaction of performance goals which may vest earlier.

Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years.

Termination of Service.  Options under the Incentive Plan generally terminate three months after termination of the option recipient’s service unless (i) such termination is due to the recipient’s permanent and total disability (as defined in the IRC), in which case the option may be exercised within 12 months of such termination, if certain conditions are met; (ii) such termination is due to the recipient’s death or the recipient dies within a specified period (typically three months) after the recipient’s service has terminated for any reason other than cause, in which case the option may be exercised within 18 months of the option recipient’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) the option recipient is terminated for cause, in which case the option shall terminate upon the termination of the recipient’s service to us, or (iv) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term generally is not extended in the event that exercise of the option within these periods is prohibited. However, certain option agreements may provide for the extension of the option’s term for a specified period if the exercise of the option following the termination of the recipient’s service would be prohibited because the exercise would violate the registration requirements under the Securities Act of 1933, as amended.

Restrictions on Transfer. An option recipient may not transfer a stock option otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, provided that a recipient may designate a beneficiary who may exercise an option following the recipient’s death.

TERMS OF STOCK BONUS AND STOCK PURCHASE AWARDS

Stock purchase awards or bonus awards are granted through a stock purchase or bonus award agreement.

Payment. Subject to certain limitations, the purchase price for stock purchase or bonus awards, which is determined by the board of directors, must be at least the par value of our common stock. The board may award stock bonuses in consideration of past services without a purchase payment.

Vesting. Shares of stock sold or awarded under the Incentive Plan may be subject to a repurchase option in favor of us in accordance with a vesting schedule determined by the board. Though the board may accelerate vesting, no stock purchase award or stock bonus award shall fully vest prior to the third anniversary of the award date except for stock purchase awards and stock bonus awards that vest based on the satisfaction of performance goals.

Restrictions on Transfer. Rights under a stock bonus or stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or stock purchase agreement.

STOCK UNIT AWARDS

Stock unit awards are granted through a stock unit award agreement. The consideration to be paid by a recipient of a stock unit award, if any, will be determined by the board of directors, and may be payable in any form acceptable to the board and permitted under applicable law. The board may impose any restrictions or conditions upon the vesting of stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Stock unit awards may be settled in shares of our common stock, in cash, in any combination of the two or in any other form of legal consideration approved by the board. If a stock unit award recipient’s service relationship with us terminates, any unvested portion of the stock unit award is forfeited upon the recipient’s termination of service.

STOCK APPRECIATION RIGHTS

The Incentive Plan broadly authorizes the grant of stock appreciation rights, subject to such terms and conditions as the board of directors may determine at the time of grant. Upon exercise, the participant is entitled to receive an appreciation distribution equal to the fair market value of the number of shares in which the participant is vested less the fair market value of that number of shares on the date of grant.  Appreciation distributions payable upon exercise of stock appreciation rights may be made in cash, in shares of stock or a combination thereof.  The board may impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. If a recipient’s relationship with us ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months following cessation of service, unless the terms of the agreement provide for earlier or later termination.

PERFORMANCE AWARDS

The Incentive Plan, as amended and restated, provides for two types of performance awards:  performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, directors and consultants are eligible to receive performance awards under the Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the board of directors. The maximum number of shares subject to performance stock awards granted to any individual in a calendar year may not exceed 250,000 shares. The maximum amount attributable to performance cash awards granted to any individual in a calendar year may not exceed $5,000,000.

In granting a performance award, the board will set a period of time, or a performance period, over which the attainment of one or more performance goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Within the time period prescribed by Section 162(m) of the IRC (typically before the 90th day of a performance period), the board will establish the performance goals, based upon one or more pre-established performance criteria enumerated in the Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, the board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Incentive Plan shall be determined by the board, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric) (xix) market share; (xx) cash flow; (xxi) free cash flow (cash provided by operating activities less acquisition of property, equipment, patent licenses and/or any other expenses specified by the Board, (xxii) operating cash flow; (xxiii) any per share measure of any of the foregoing cash flow metrics; (xxiv) share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii); stockholders’ equity; and (xxviv) to the extent that an award is not intended to comply with Section 162(m) of the IRC, other measures of performance selected by the board of directors.

OTHER STOCK AWARDS

Other forms of stock awards based on shares of our common stock may be granted either alone or in addition to other awards available under the Incentive Plan. The board of directors has sole and complete authority to determine the persons to whom and the time or times such other awards will be granted, the number of shares to be granted and all other terms and conditions of such other awards. No other form of stock award shall fully vest prior to the third anniversary of the grant date except for awards that vest based on the satisfaction of performance goals.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of our common stock subject to the Incentive Plan and outstanding awards, including awards outstanding under our former equity plans. In that event, the Incentive Plan and outstanding awards will be appropriately adjusted.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

In the event of certain corporate transactions, all outstanding stock awards under the Incentive Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity does not assume, continue or substitute for such awards, then the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction. A stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and us. The acceleration of a stock award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Cymer.

DURATION, AMENDMENT AND TERMINATION

The board of directors may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on March 27, 2015.

The board may also amend the Incentive Plan at any time or from time to time. No amendment, suspension or termination of the Incentive Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any such amendment to the Incentive Plan in such a manner and to such a degree as may be required.

FEDERAL INCOME TAX INFORMATION

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the IRC. There generally are no federal income tax consequences to the participant or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any. If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option.  Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares.  Generally, with respect to employees, we will be required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  We will be generally be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

When he or she sells the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount paid for such stock plus any amount recognized as ordinary income when the stock was acquired.

Stock Purchase Awards and Stock Bonus Awards.  If we grant a stock purchase award or stock bonus award that is unvested and that we could reacquire if the participant service terminates prior to vesting, the participant will not recognize any taxable income when the shares are issued, but will have to report as ordinary income an amount equal to the excess of the fair market value of the shares over the price paid, if any, for such shares on the date our repurchase right lapses.  The participant may, however, elect under Section 83(b) of the IRC to include the fair market value of the shares on the date issued as ordinary income in the year they are issued.  We will be entitled to a corresponding income tax deduction in the tax year in which the participant recognizes such ordinary income.  When he or she sells stock acquired through receipt of a stock purchase award or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the amount paid for the stock (if any) plus any amount recognized as ordinary income upon issuance (or vesting).

Restricted Stock Unit Awards.  No taxable income is recognized upon receipt of a restricted stock unit award.  In general, the participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights.  The participant is not required to realize taxable income when he or she receives a stock appreciation right, but when it is exercised, the participant will recognize ordinary income in an amount equal to the fair market value of the shares (or cash in lieu of shares) received.  We will be entitled to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Potential Limitation on Our Deductions. Section 162(m) of the IRC denies a publicly held company a deduction for compensation paid to certain “covered employees” in a taxable year in the amount that compensation to the covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by one of our covered employees, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Performance stock awards and performance cash awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN

The amendment and restatement of the Incentive Plan will only become effective upon stockholder approval of this Proposal 2.

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required to approve the amendment and restatement of the Incentive Plan. Abstentions will be counted towards the vote total for this proposal and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting.  KPMG LLP has audited our financial statements since 2000. Representatives of KPMG LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required under our bylaws or otherwise.  However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy will be required to ratify the selection of KPMG LLP.  Abstentions will be counted toward the tabulation of votes cast and will have the same effect as votes cast against this proposal. Broker non-votes are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents aggregate fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2005 and 2006, and fees billed for other services rendered by KPMG LLP. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2005	2006
Audit fees (1)	$1,408,776	$1,617,882
Audit related fees	—	—
Tax fees (2)	381,132	132,666
All other fees (3)	3,000	3,000
Total fees	$1,792,908	$1,753,548

(1)   Audit Fees consist of fees for the audit of our consolidated annual financial statements, the audit of the effectiveness of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the reviews of our interim financial statements and required statutory fees for certain of our subsidiaries. 2005 audit fees were reclassified to conform to the 2006 presentation.

(2)   Tax Fees consist of the aggregate tax fees billed by KPMG LLP for tax compliance services.

(3)   All Other Fees for the fiscal year ended December 31, 2005 and 2006, primarily consist of an online subscription to a KPMG accounting research tool.

PRE-APPROVAL POLICIES AND PROCEDURES.

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The chairman of the audit committee has been delegated the authority to grant pre-approval under the pre-approval policy.  Any approval by the chairman under this authority is reported to the audit committee at its next regular  meeting.

The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2007 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares (2)	Percent of Total

5% Stockholders
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	2,121,507	5.69%

J&W Seligman & Co. (4) 100 Park Avenue New York, NY 10017	3,787,620	10.15%

FMR Corporation (5) 82 Devonshire Street Boston, MA 02109	4,888,440	13.11%

Officers and Directors
Charles J. Abbe	38,964	*
Robert P. Akins	368,461	*
Edward H. Braun	36,964	*
Michael R. Gaulke	59,364	*
William G. Oldham	25,000	*
Peter J. Simone	25,464	*
Young K. Sohn	25,714	*
Jon D. Tompkins	42,364	*
Nancy J. Baker.	103,334	*
Edward J. Brown Jr.	104,163	*
Takeshi Watanabe	26,148	*
Rae Ann Werner	47,552	*
All executive officers and directors as a group (14 persons)	903,492	2.37%

*      Less than one percent.

(1)   This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 37,301,273 shares outstanding on March 15, 2007, adjusted as required by rules promulgated by the SEC.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)   Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of, March 15, 2007: Mr. Abbe, 34,400 shares; Mr. Akins, 342,667 shares; Mr. Braun, 33,400 shares; Mr. Gaulke, 55,800 shares; Dr. Oldham, 22,000 shares; Mr. Simone, 20,400 shares; Mr. Sohn, 21,550 shares; Mr. Tompkins, 35,800 shares; Ms. Baker, 101,832 shares; Mr. Brown, 104,163 shares; Mr. Watanabe, 23,577 shares; Ms. Werner, 47,329 shares; and all executive officers and directors as a group: 842,918 shares.

(3)   These securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the 1934 Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Information provided in this footnote is based solely on a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 13, 2007.

(4)   Represents shares that may be deemed beneficially owned by J&W Seligman & Co. Incorporated, as investment advisor for Seligman Communication and Information Fund, Inc. Information provided in this footnote is based solely on a Schedule 13G filed with the SEC by J&W Seligman & Co. Incorporated  on February 13, 2007.

(5)   Represents shares that may be deemed beneficially owned by FMR Corp. and its wholly-owned subsidiaries Fidelity Management & Research Corporation, an investment company registered under the Investment Company Act of 1940 and beneficial owner of 2,571,451 shares of our common stock, Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the 1934 Act and the beneficial owner of 124,300 shares of our common stock, Pyramis Global Advisors, LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and beneficial owner of 378,120 shares of our common stock, Pyramis Global Advisors Trust Company, a bank as defined and the beneficial owner of 1,013,069 shares of our common stock, and Fidelity International Limited the beneficial owner of 801,500 shares of our common stock. Information provided in this footnote is based solely on a Schedule 13G filed with the SEC by FMR Corp on February 14, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.  Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plans as of December 31, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	2,243,619	$35.32	710,449	(3)

Equity compensation plans not approved by security holders (2)	1,232,520	$32.67	—
Total	3,476,139	$34.38	710,449

(1)   Includes the 1996 Plan and the 2005 Equity Incentive Plan.

(2)   Includes the 2000 Equity Incentive Plan.

(3)   Includes 366,295 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

The following equity compensation plans were in effect as of December 31, 2006 and were adopted without the approval of our stockholders:

We adopted our 2000 Equity Incentive Plan (“2000 Plan”) on August 16, 2000. The 2000 Plan provided for the grant of options to employees or consultants who are neither directors nor officers. The exercise price of the options granted under the 2000 Plan were equal to the quoted market value of the common stock at the date of grant. Options issued under the 2000 Plan expire ten years after the options are granted and generally vest and become exercisable ratably over a four year period following the date of grant. This plan was amended in 2002 to increase the shares reserved for issuance under the plan from 1,850,000 to 4,950,000. The plan was terminated in May 2005 upon the approval of our 2005 Equity Incentive Plan. Options to purchase 1,232,520 shares were outstanding under this 2000 Plan as of December 31, 2006.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Nancy J. Baker

Secretary

April 12, 2007

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement with the list of exhibits attached.  Exhibits to our Annual Report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

A number of brokers with account holders who are Cymer stockholders will be “householding” our proxy materials. As a consequence, a single proxy statement will be delivered to the address of such stockholders unless they have provided contrary instructions to their brokers. If you have received notice from your broker that it will be householding communications to you, you will continue to receive our proxy materials until you revoke your consent or are notified that this procedure will be discontinued. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or contact the Corporate Secretary at Cymer, Inc., at (858) 385-6591 or in writing c/o Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding should contact their brokers.

APPENDIX A

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

APPROVED BY BOARD:  APRIL 3, 2007

APPROVED BY STOCKHOLDERS:

TERMINATION DATE:  MARCH 27, 2015

1.             GENERAL.

(a)           Eligible Award Recipients.  The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)           Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)           General Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.             DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)           “Affiliate” means (i) any corporation (other than the Company) in an unbroken ownership chain of corporations ending with the Company, provided each corporation in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain, and (ii) any corporation (other than the Company) in an unbroken ownership chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain.  The Board shall have the authority to determine (x) the time or times at which the ownership tests are applied, and (y) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b)           “Award” means a Stock Award or a Performance Cash Award.

(c)           “Award Agreement” means a Stock Award Agreement or a Performance Cash Award Agreement.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(f)            “Cause” means with respect to a Participant, the occurrence of any of the following:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means Cymer, Inc., a Nevada corporation.

(k)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m)          “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)         the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)           “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o)           “Director” means a member of the Board.

(p)           “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(q)           “Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company’s stockholders.

(r)           “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)           “Entity” means a corporation, partnership, limited liability company or other entity.

(t)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(v)            “Incentive Stock Option” means an Option that is intended to be and qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)           “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)           “Nonstatutory Stock Option” means any Option that does not qualify as an Incentive Stock Option.

(y)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(cc)         “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(f).

(dd)         “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee)         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff)           “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)         “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(hh)         “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of
Section 7(e)(ii).

(ii)           “Performance Cash Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Performance Cash Award.  Each Performance Cash Award Agreement shall be subject to the terms and conditions of the Plan.

(jj)           “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) free cash flow (cash provided by operating activities less acquisition of property, equipment, patent licenses and/or any other expenses specified by the Board); (xxii) operating cash flow; (xxiii) any per share measure of any of the foregoing cash flow metrics; (xxiv) share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) stockholders’ equity; and (xxviv) to the extent an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.  The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (iii) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (x) to exclude the dilutive effects of acquisitions or joint ventures; (y) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (z) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends.  In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (A) to exclude restructuring and/or other nonrecurring charges; (B) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (C) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (D) to exclude the effects to any statutory adjustments to corporate tax rates; (E) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (F) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(ll)           “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm)       “Performance Stock Award” means any right to receive Common Stock granted pursuant to the terms and conditions of Section 7(e)(i).

(nn)         “Performance Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Performance Stock Award.  Each Performance Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)         “Plan” means this Cymer, Inc. 2005 Equity Incentive Plan.

(pp)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(qq)         “Securities Act” means the Securities Act of 1933, as amended.

(rr)         “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(ss)         “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(tt)           “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.

(uu)         “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant, including an Option Agreement, a Stock Purchase Award Agreement, Stock Bonus Award Agreement, a Stock Appreciation Right Agreement, a Stock Unit Award Agreement, or any Other Stock Award Agreement.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(vv)          “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(ww)        “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant.  Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(xx)         “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(yy)         “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant.  Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(zz)         “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(aaa)       “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant.  Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(bbb)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc)       “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd)       “Terminated Plans” means the Company’s 1996 Stock Option Plan and the Company’s 2000 Equity Incentive Plan in effect immediately prior to the Effective Date of the Plan.

3.             ADMINISTRATION.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock or cash pursuant to an Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)         To settle all controversies regarding the Plan and Awards granted under it.

(iv)          To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)            To suspend or terminate the Plan at any time.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)          To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(vii)         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(viii)        To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(ix)          To approve the forms of Award Agreements for use under the plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(x)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)           Delegation to Committee.

(i)            General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)           Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Delegation to an Officer.  The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to any Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(u)(ii) above.

(e)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)            Repricings.  Notwithstanding any provision or provisions to the contrary in this Plan, the Board or Committee may not, without prior approval of its stockholders, effect (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (I) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (II) a Stock Purchase Award, (III) a Stock Bonus Award, (IV) a Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock,  (V) a Stock Unit Award, (VI) an Other Stock Award, (VII) cash, including a Performance Cash Award, or (VIII) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

4.             SHARES SUBJECT TO THE PLAN.

(a)           Share Reserve.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, two million (2,000,000) shares of Common Stock.

(b)           Reversion of Shares to the Share Reserve.   If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.  If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan.  If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be two million (2,000,000) shares of Common Stock.

(c)           Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

5.             ELIGIBILITY.

(a)           Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two hundred fifty thousand (250,000) shares of Common Stock during any calendar year.

(d)           Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.             OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)           Term.  No Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

(b)           Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c)           Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d)           Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.  The methods of payment permitted by this Section 6(d) are:

(i)            by cash or check;

(ii)           bank draft or money order payable to the Company;

(iii)         pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iv)          by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(v)            by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;  or

(vi)          in any other form of legal consideration that may be acceptable to the Board; provided, however, that such form of consideration may not include deferred payment through the use of a promissory note.

(e)           Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)            Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii)           Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii)         Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)            Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing, no Option shall vest prior to the third anniversary of the date that such Option was granted with the exception of Options that vest based on the satisfaction of Performance Goals.

(g)           Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h)           Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(i)            Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j)            Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k)           Termination for Cause.  Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(l)            Early Exercise.  The Option Agreement may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.  The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

7.             PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)           Stock Purchase Awards.  Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  At the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price.  At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award.  To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii)           Consideration.  At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award.  The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) by past services rendered to the Company, or (C) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii)         Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.  Notwithstanding the foregoing, no Stock Purchase Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Purchase Awards that vest based on the satisfaction of Performance Goals.

(iv)          Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement.  At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares.  The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v)            Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b)           Stock Bonus Awards.  Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  At the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Stock Bonus Award may be awarded in consideration for (A) past services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)           Vesting.  Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.  Notwithstanding the foregoing, no Stock Bonus Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of (i) Stock Bonus Awards that vest based on the satisfaction of Performance Goals.

(iii)         Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv)          Transferability.  Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c)           Stock Unit Awards.  Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)           Vesting.  At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.  Notwithstanding the foregoing, no Stock Unit Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Unit Awards that vest based on the satisfaction of Performance Goals.

(iii)         Payment.  A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv)          Additional Restrictions.  At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v)            Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi)          Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d)           Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.  The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)            Term.  No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant.

(ii)           Strike Price and Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iii)         Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.  Notwithstanding the foregoing, no Stock Appreciation Rights shall vest prior to the third anniversary of the date that such Award was granted with the exception of Stock Appreciation Rights that vest based on the satisfaction of Performance Goals.

(iv)          Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v)            Payment.  The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi)          Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.  If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e)           Performance Awards.

(i)            Performance Stock Awards.  A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion.  The maximum number of shares that may be granted to any Participant in a calendar year attributable to Performance Stock Awards described in this
Section 7(e)(i) shall not exceed two hundred fifty thousand (250,000) shares of Common Stock.  Any vesting or other benefit under a Performance Stock Award contingent upon the achievement of Performance Goals that have not been attained as of the date of termination of Continuous Service, so that the Participant is not irrevocably entitled to the benefit at the time of his or her termination of Continuous Service, shall be forfeited at the time of termination unless otherwise determined by the Board.  In addition, to the extent permitted by applicable law and the applicable Performance Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)           Performance Cash Awards.  A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service.  The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion.  The maximum value that may be granted to any Participant in a calendar year attributable to Performance Cash Awards described in this Section 7(e)(i) shall not exceed five million dollars ($5,000,000).  The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.  In addition, to the extent permitted by applicable law and the applicable Performance Cash Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(f)            Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7.  Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.  Notwithstanding the foregoing, no Other Stock Award shall vest prior to the third anniversary of the date that such Award was granted with the exception of Other Stock Awards that vest based on the satisfaction of Performance Goals.

8.             COVENANTS OF THE COMPANY.

(a)           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)           Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(d)           Compliance with Section 409A of the Code.  To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.             USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.          MISCELLANEOUS.

(a)           Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

(b)           Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)           No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or other instrument executed thereunder or any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e)           Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)            Withholding Obligations.  To the extent provided by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(g)           Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

11.          ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)           Capitalization Adjustments.  If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Terminated Plans that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c), (v) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 10(i); and (vi) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)           Corporate Transaction.   The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i)            Stock Awards May Be Assumed.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction.  A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.  The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii)           Stock Awards Held by Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)         Stock Awards Held by Persons other than Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)          Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

12.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)           Plan Term.  Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.          EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) under this Plan unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

14.          CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CYMER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007

The undersigned hereby appoints Robert P. Akins, Edward J. Brown, Jr. and Nancy J. Baker, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cymer, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cymer to be held at 17075 Thornmint Court, San Diego, California on Thursday, May 17, 2007, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

CYMER, INC. 17075 Thornmint Court San Diego, CA 92127

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instruction and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2007. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2007. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CYMER, INC.

The Board of Directors recommends a vote for the nominees for director listed below.
Proposal 1:	To elect directors to hold office until the next Annual Meeting.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
Nominees:	01) Charles J. Abbe, 02) Robert P. Akins, 03) Edward H. Braun, 04) Michael R. Gaulke, 05) William G. Oldham, 06) Peter J. Simone, 07) Young K. Sohn, 08) Jon D. Tompkins

The Board of Directors recommends a vote for Proposals 2. and 3.		For	Against	Abstain

Proposal 2:	To approve the amendment and restatement of Cymer’s 2005 Equity Incentive Plan.	☐	☐	☐

Proposal 3:	To ratify the selection of KPMG LLP as independent registered public accounting firm of Cymer for its fiscal year ending December 31, 2007.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date